Platinum Long Term Growth LLC

152 West 57th Street, 54th Floor

New York, NY 10019

November 20, 2009

Firstgold Corp.

1055 Cornell Avenue

Lovelock, NV 89419

Northwest Non-Ferrous International Investment Company Limited

78 Mid Yan Ta Road

Xi’an, China

Ladies and Gentlemen:

          Reference is hereby made to the Letter Agreement (the “Letter Agreement”), dated September 15, 2009, among Firstgold Corp. (“Firstgold”), Northwest Non-Ferrous International Investment Company Limited (“Northwest”) and Platinum Long Term Growth LLC (“Platinum”), as amended by the letter agreement, dated as of October 31, 2009, among Firstgold, Northwest and Platinum, pursuant to which, among other things, the “Closing Date,” as defined therein, was extended to November 17, 2009. Terms used herein and not defined shall have the meanings set forth in the Letter Agreement, as amended.

          You have informed us that the Notice to CFIUS submitted by Firstgold and Northwest was accepted by CFIUS as of October 7, 2009, with October 8, 2009 being established by CFIUS as the first day of the regulatory review period.  You have further informed us that CFIUS has decided to take further action in accordance with section 721 of the Defense Production Act of 1950, as amended, and its implementing regulations, and has opened an investigation concerning the transactions described in the Notice. In light of such investigation, Northwest and Firstgold have requested that Platinum extend the Closing Date to December 30, 2009.

          Effective upon the acceptance by Firstgold and Northwest of the terms and conditions herein, as evidenced by their signatures below, Platinum extends the Closing Date to December 30, 2009; provided, that, such extension of the Closing Date shall be null and void if Firstgold shall not have received, on or prior to November 27, 2009, an investment in equity, unsecured indebtedness or secured indebtedness subordinate in payment and security to the Notes in a manner satisfactory to Platinum in its full discretion that provides net proceeds to Firstgold of at least $300,000 (the “Minimum Working Capital”), which, if such investment is in the form of indebtedness shall not provide for payment until after payment in full of the Notes. Firstgold covenants and agrees to (i) pay the November Extension Fee of $176,000 to Platinum on the date of the sale of the Notes to Northwest pursuant to the Letter Agreement and the July Letter Agreement (the “Closing”) and (ii) either pay the Exchange Right Termination Fee (as defined below) to Platinum as described below or, if Platinum shall have exchanged the

Northwest Non-Ferrous International Investment Company Limited

Firstgold Corp.

November 20, 2009

Page: 2

Warrant for the Exchange Note (as defined below), deliver to Platinum the Exchange Note pursuant to the terms hereof. Firstgold and Northwest acknowledge and agree that the continued effectiveness of the extension of the Closing Date set forth above is expressly conditioned on (i) the receipt of the Minimum Working Capital by Firstgold on or prior to November 27, 2009, (ii) the payment to Platinum by Firstgold, on the date of, and as a condition to, the Closing of the November Extension Fee and (iii) the issuance of the Exchange Note if requested by Platinum (if the Exchange Right Termination Fee is not paid on or prior to November 27, 2009); provided, that, the failure to satisfy any of such conditions shall not be deemed to terminate any respective obligation of Firstgold or Northwest hereunder or under the Letter Agreement and the July Letter Agreement (including the obligation of Firstgold to issue the Exchange Note if the Exchange Right Termination Fee is not paid by the date set forth herein). Firstgold and Northwest acknowledge and agree that, if the November Extension Fee is not paid on Closing as required hereunder, if the Minimum Working Capital is not received as required herein or if Firstgold breaches any other obligation hereunder (including, without limitation, any obligation to issue the Exchange Note), Platinum shall be under no obligation to transfer the Notes pursuant to the Letter Agreement and the July Letter Agreement.

Further, upon execution below by the other parties hereto, the warrant (the “Warrant”) issued to Platinum by Firstgold on or about August 7, 2008 shall be deemed amended such that (i) the Warrant Price (as defined therein) shall be reduced to $.075 per share (subject to subsequent adjustment in the case of splits, combinations, dividends and the like as set forth in Section 4 thereof) and the term thereof extended so that the Warrant expires on August 7, 2012 (the “Warrant Amendment”) and (ii) Section 7 thereof (the “Put Right”) shall be of no further force and effect upon and after the Closing. It is understood and agreed that, but for the provisions hereof, Platinum’s obligation to eliminate the Put Right upon Closing was terminated, that Platinum is delivering no consideration to any party for the Warrant Amendment (other than the amendment set forth in this paragraph), and that the holding period for the Common Stock issuable pursuant to the Warrant for purposes of Rule 144 under the Securities Act (“Rule 144”) shall have commenced as of August 7, 2008 notwithstanding the Warrant Amendment, to the extent the Warrant is exercised pursuant to the “cashless” exercise method set forth therein.

          Unless Platinum shall have received a fee (the “Exchange Right Termination Fee”) from Firstgold equal to $400,000 on or prior to November 27, 2009 (whether or not Closing has occurred by such date), Platinum shall be entitled, at its option and its sole and absolute discretion, on or before December 30, 2009, to exchange the Warrant, without additional consideration of any nature, for a Convertible Promissory Note (the “Exchange Note”) issued by Firstgold with a principal amount of $2,400,000 substantially in the form attached hereto as Exhibit A, which shall automatically convert, subject to the terms and conditions set forth therein, into 7.92% of Firstgold’s outstanding Common Stock following Closing and the consummation of the transactions between Firstgold and Northwest (or its designee, assignee or affiliate) (the “Northwest Parties”) described in the Notice. Such percentage shall be calculated giving effect to the issuance to the Northwest Parties of 51% of the outstanding shares of Firstgold to Northwest, such

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Northwest Non-Ferrous International Investment Company Limited

Firstgold Corp.

November 20, 2009

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that, upon such issuance to the Northwest Parties, and upon conversion of the Exchange Note in full immediately following such issuance to the Northwest Parties, the Northwest Parties shall own 51% of Firstgold’s outstanding common stock and Platinum shall own 7.92% of Firstgold’s outstanding common stock. However, Firstgold shall have the right at any time on or after November 30, 2010 and prior to the Exchange Note’s maturity date, to require Platinum to convert the Exchange Note in full into shares of Firstgold Common Stock as provided in Article IIA of the Exchange Note. Upon any such exchange of the Warrant for the Exchange Note, Firstgold (i) covenants and agrees to issue such Exchange Note within one business day, (ii) represents and warrants that any shares of Common Stock issued upon conversion of the Exchange Note shall be deemed to have been issued, for purposes of Rule 144, on August 7, 2008, and shall be freely saleable at any time by Platinum pursuant to Rule 144 without restriction as to volume, current public information or manner of sale requirements and (iii) covenants to cause its counsel, at Firstgold’s expense, to promptly issue to Firstgold’s transfer agent any necessary legal opinions to effect sales by Platinum of shares of Common Stock issuable upon conversion of the Exchange Note pursuant to Rule 144 (which covenants and representations shall survive the Closing). Notwithstanding the above, the parties acknowledge that the Exchange Note permits conversions by Platinum prior to the issuance to the Northwest Parties of Firstgold Common Stock as described above on the terms set forth in the Exchange Note. Upon execution hereof, counsel for Firstgold has delivered to Platinum an opinion in form and substance satisfactory to Platinum confirming the availability of Rule 144 for sales by Platinum immediately upon conversion of the Exchange Note as described above (assuming that Platinum has not become an affiliate of Firstgold, for purposes of Rule 144, at the time of such sale).

             The parties acknowledge and agree that, to the extent the Exchange Right Termination Fee is not paid as set forth above, and to the extent Platinum exchanges the Warrant for the Exchange Note, the Exchange Note shall remain outstanding following Closing (unless converted pursuant to its terms), shall not be deemed to be subject to any agreement to transfer the same to Northwest and shall be held by Platinum. Any transfer documentation agreed-to by the parties shall be modified to acknowledge the obligations of Firstgold under the Exchange Note in a manner reasonably satisfactory to Platinum. Without limiting the generality of the foregoing, (i) references to retained rights under the Purchase Agreement shall be deemed to apply to the Exchange Note and any shares issued upon conversion thereof and (ii) any releases by Platinum of Firstgold shall appropriately exclude obligations relating to the Exchange Note (including the obligation to issue the Exchange Note hereunder). Firstgold further covenants and agrees that, upon any exchange of the Warrant for the Exchange Note, any shares of Common Stock reserved for issuance upon exercise of the Warrant shall be reserved for issuance upon conversion of the Exchange Note. If Firstgold issues the Exchange Note pursuant to the terms hereof, it is understood and agreed that it shall have no obligation whatsoever to pay to Platinum the Exchange Right Termination Fee.

          By executing below, each of Firstgold and Northwest agrees to effect the purchase and sale of the Notes by no later than 7 days following the receipt of the

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Northwest Non-Ferrous International Investment Company Limited

Firstgold Corp.

November 20, 2009

Page: 4

Approval, it being understood that no party hereto makes any admission or representation as to whether the Approval is to be considered a condition to Closing in any manner.

          Except as explicitly set forth herein (and in the Letter Agreement, as amended), the letter agreements among the parties remain unamended and in full force and effect in accordance with their respective terms, it being understood and agreed that the parties shall retain their respective rights and remedies under the Letter Agreement, as amended, and the July Letter Agreement.

Very truly yours,

Platinum Long Term Growth LLC

By: __________________________
Name:
Title:

Acknowledged and Agreed to

by the undersigned this 20th day

of November, 2009

Northwest Non-Ferrous International Investment Company Limited

By: _____________________________

Name:
Title:

Firstgold Corp.

By: _______________________________

Name:
Title:

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Northwest Non-Ferrous International Investment Company Limited

Firstgold Corp.

November 20, 2009

Page: 5

[Exhibit A - Form of Exchange Note]

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